SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 19, 2002

Science Applications International Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-12771	95-3630868
(Commission File Number)	(I.R.S. Employer Identification No.)

10260 Campus Point Drive, San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

(858) 826-6000

(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events and Regulation FD Disclosure.
SIGNATURE

FORM 8-K

Item 5. Other Events and Regulation FD Disclosure.

     The trade of the Class A common stock of Science Applications International Corporation (SAIC) that was rescheduled from July 26, 2002 to August 16, 2002 has been conducted in the limited market maintained by SAIC’s wholly-owned, broker-dealer subsidiary, Bull Inc. The trade was conducted at the price of $28.90 per share and was fully subscribed after taking into account SAIC’s purchase of roughly $210 million of stock. This means that all shares offered for sale in the trade were purchased by authorized buyers and SAIC. SAIC is currently authorized, but not obligated, to purchase shares of Class A common stock in the limited market on any trade date, but only if and to the extent that the number of shares offered for sale by stockholders exceeds the number of shares sought to be purchased by authorized buyers, and SAIC, in its discretion, determines to make such purchases.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)	SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

Date: August 19, 2002	By	/s/ DOUGLAS E. SCOTT

Douglas E. Scott
	Its:	Senior Vice President and General Counsel

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